SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - June 19, 2013
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2013, AK Steel Holding Corporation, the parent company of AK Steel Corporation (“AK Steel”), issued a press release announcing the commencement of a private offering by AK Steel of $30.0 million aggregate principal amount of 8.750% senior secured notes due 2018 (the “add-on notes”), which are being offered as an add-on to AK Steel's outstanding $350.0 million aggregate principal amount of 8.750% senior secured notes due 2018.

The add-on notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The add-on notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release dated June 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: June 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 19, 2013